August 11, 2025 Archer Aviation Inc. 190 West Tasman Drive San Jose, California 95134 Re: Registration Statement on Form S-3ASR Ladies and Gentlemen: As counsel to Archer Aviation Inc., a Delaware Corporation (the “Company”), we deliver this opinion with respect to certain matters in connection with the offering by the Company of (i) up to an aggregate $51,493,000 of shares of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Stock”) to be issued pursuant to those certain fee and retainer letter agreements, dated August 8, 2025, by and between the Company and certain service providers of the Company and (ii) warrants (the “Warrants”) to purchase up to an aggregate 314,760 shares of Class A Common Stock at an exercise price of $0.01 per share (such shares of Class A Common Stock issuable upon exercise of the Warrants, the “Warrant Shares” and collectively with the Shares and Warrants, the “Securities”) to be issued and sold pursuant to that certain letter agreement, dated August 8, 2025, by and between the Company and a service provider. The Securities will be registered pursuant to the Registration Statement on Form S-3ASR (File No. 333-284812) filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 11, 2025 (the registration statement at the time it automatically became effective, including the documents or portions thereof incorporated by reference therein, as modified or superseded as described therein, and the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), the “Registration Statement”) under the Securities Act, including the prospectus dated February 11, 2025 included therein (the “Base Prospectus”) as supplemented by the final prospectus supplement August 11, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and, collectively with the Base Prospectus, the “Prospectus”). The offering of the Securities by the Company pursuant to the Registration Statement, the Prospectus and the Agreements is referred to herein as the “Offering.” This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Securities. As to matters of fact relevant to the opinions rendered herein, we have examined such documents, certificates and other instruments which we have deemed necessary or advisable, including a certificate addressed to us and dated the date hereof executed by the Company (the “Opinion Certificate”). We have not undertaken any independent investigation to verify the accuracy of any such information, representations or warranties or to determine the existence or

Archer Aviation Inc. August 11, 2025 Page 2 absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below. We have not considered parol evidence in connection with any of the agreements or instruments reviewed by us in connection with this letter. In our examination of documents for purposes of this letter, we have assumed, and express no opinion as to, the genuineness and authenticity of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, that each document is what it purports to be, the conformity to originals of all documents submitted to us as copies or facsimile copies, the absence of any termination, modification or waiver of or amendment to any document reviewed by us (other than as has been disclosed to us), the legal competence or capacity of all persons or entities (other than the Company) executing the same and (other than the Company) the due authorization, execution and delivery of all documents by each party thereto. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination. The opinions in this letter are limited to the existing General Corporation Law of the State of Delaware now in effect and, as to the Warrants constituting valid and binding obligations of the Company, the existing internal laws of the State of New York now in effect (the “Applicable Laws”). We express no opinion with respect to any other laws. In connection with our opinions expressed below, we have assumed that (i) at the time of each exercise of the Warrants, the Company will have a sufficient number of authorized and unissued shares of the Common Stock available for issuance under the Company’s current certificate of incorporation (as amended from time to time, the “Certificate of Incorporation”) to permit full exercise of each of the Warrants in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of the Company, (ii) at or prior to the time of the delivery of any Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, (iii) at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (iv) no future amendments will be made to the Certificate of Incorporation and the Company’s Amended and Restated Bylaws (the “Bylaws” and, together with the Certificate of Incorporation, the “Charter Documents”) that would be in conflict with or inconsistent with the Company’s right and ability to issue Shares, (v) at the time of each offer, issuance and sale of any Shares, the Company will have a sufficient number of authorized and unissued and unreserved shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Shares so issued and sold (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of such applicable class or series) to be able to issue all such shares, and (vi) the purchaser of the Shares will timely pay in full to the Company all amounts they have agreed to pay to purchase such Shares, as approved by the Board or a duly authorized committee thereof, and that the purchase price of any Shares will not be less than the par value thereof.

Archer Aviation Inc. August 11, 2025 Page 3 This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Warrants: (1) The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers. (2) The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy. Based upon the foregoing, and subject to the qualifications and exceptions contained herein, we are of the following opinion: 1. the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Company’s board of Directors and the pricing committee thereof (the “Board”), will be validly issued, fully paid and nonassessable. 2. the Warrants, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and 3. the Warrant Shares, when issued and delivered by the Company upon exercise of the Warrants, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable. We consent to the use of this opinion as an exhibit to the Quarterly Report on Form 10-Q to be filed by the Company with the Commission in connection with the offering of the Securities and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. In giving this consent we do not thereby admit that we come within the

Archer Aviation Inc. August 11, 2025 Page 4 category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. [Concluding Paragraph Follows on Next Page]

Archer Aviation Inc. August 11, 2025 Page 5 This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein. Very truly yours, /s/ Fenwick & West LLP___ FENWICK & WEST LLP